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                                                                     EXHIBIT 5.1


                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 Avenue of the Americas
                            New York, New York 10019


                                                              February 27, 2002



Polo Ralph Lauren Corporation
650 Madison Avenue
New York, N.Y. 10022

                         Polo Ralph Lauren Corporation.
                       Registration Statement on Form S-3
                            (Registration No. 333 - )


Ladies and Gentlemen:

         In connection with the above referenced Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), you have asked us to furnish our opinion as to the legality of 11,000,000 shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), and an additional 1,650,000 shares of the Common Stock (subject to the exercise of the underwriters' over-allotment option) to be sold for the account of certain selling shareholders (the "Selling Shareholders") described in the Registration Statement. The Common Stock to be sold (the "Shareholder Shares") in the offering contemplated by the Registration Statement (the "Offering") will consist of
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shares which will be issued upon conversion from Class C common stock of the
Company, par value $0.01 per share (the "Class C Shares"), immediately prior to the Offering.

         In connection with furnishing this opinion, we have reviewed the Registration Statement, the form of the Underwriting Agreement to be included as
Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement"), and originals or copies certified or otherwise identified to our satisfaction, of
(i) the Company's Amended and Restated Certificate of Incorporation, (ii) the Company's Amended and Restated By-laws (each of items (i) and (ii) as in effect today), (iii) the Stockholders Agreement, dated June 9, 1997, among the Company, each of the Selling Shareholders and the other signatories thereto and (iv) the records of certain of the Company's corporate proceedings.

         We also have examined and relied upon representations as to factual matters both expressed and implied contained in certificates of officers of the Company and the Selling Shareholders, and have made those other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of those documents, records, certificates or other instruments, and upon factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below.

         In addition, we have assumed, without independent investigation, the proper conversion of the Common Stock from Class C Shares into Common Stock by the Selling Shareholders for sale pursuant to the Registration Statement, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the
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conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all the latter documents reviewed by us and the legal capacity of all individuals who have executed any of the documents reviewed by us.

         Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shareholders Shares when delivered and paid for as contemplated in the Registration Statement and the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

         Our opinions expressed above are limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under them, which are currently in effect.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the prospectus and incorporated into the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                            Very truly yours,

                           /S/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
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                               PAUL, WEISS, RIFKIND, WHARTON & GARRISON